Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-128625 and 333-145825) on Form S-8 of Aerosonic Corporation of our report dated May 1, 2009 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2009.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Certified Public Accountants

Clearwater, Florida

May 1, 2009